EXHIBIT 10.1
                           DISENGAGEMENT AGREEMENT

     Agreement between Gaben Chancellor ("Chancellor") and MediaX Corporation ("MediaX") made this 20th day of February, 1997.

     Chancellor, as a principal founder of MediaX in Santa Cruz, California, has entered with Matthew MacLaurin, the other principal founder of MediaX, into an Agreement and Plan of Reorganization ("Merger Agreement") with ZeitGeist Werks ("ZeitGeist"), which, after the merger, has been renamed MediaX Corporation. The parties also had contemplated an employment agreement between MediaX and Chancellor. The Merger Agreement has been concluded and will remain valid and unchanged, except as modified by the provisions of this Agreement. The employment agreement with Chancellor will not be executed.

     In consideration of the promises and the mutual agreements and covenants herein contained and the payment of $1.00 made by each party to the other (the receipt and adequacy of such consideration is hereby mutually acknowledged by each party), the parties hereby covenant and agree as follows:

     1.   INTERPRETATION.

     For the purposes of this Agreement, except as otherwise expressly provided herein:

          (a) "this Agreement" means this Agreement as it may from time to time be supplemented or amended in a signed writing and in effect;

          (b) all references in this Agreement to a designated "Section", "paragraph", "subparagraph", or other subdivision, is to the designated Section, paragraph, subparagraph, or other subdivision of this Agreement unless otherwise specifically stated;

          (c) the words "herein", "hereof" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Section, paragraph, subparagraph, or other subdivision;

          (d) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable a body corporate;

          (e) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import is used with reference thereto); the headings to the paragraphs and subparagraphs of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement, or any provision hereof;

          (f) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity; and

          (g) the language in all parts of this Agreement shall, in all cases, be construed as a whole and neither strictly for nor against either of the parties.

     2.   AGREEMENT.

          (a) It is herewith agreed that there will be no employment agreement between Chancellor and MediaX, and that MediaX has no continuing salary obligation in regards to Chancellor as an employee.
          (b)  Chancellor hereby resigns as an officer of MediaX.

          (c) Chancellor will release to Assisi (Nancy Poertner) 656,250 shares of his 956,250 shares of MediaX common stock issued to him individually based on the Merger Agreement between ZeitGeist and MediaX, made on the 4th day of April. Assisi (Nancy Poertner) will take legal possession of those shares. In consideration of the promises and the mutual agreements and covenants herein contained and the payment of $1.00 made by each party to the other (the receipt and adequacy of such consideration is hereby mutually acknowledged by each party), Chancellor will remain in possession of 300,000 shares as an appreciation of his value in co-founding MediaX. This share transaction shall be executed in a way that no tax liability for either party will be construed or result.

          (d) Chancellor has entered into a Consulting Agreement with MediaX as Project Manager on MediaX's "Apple Project", and will receive a consulting fee of Six Thousand Dollars ($6,000.00) per month during the execution of the Apple Project. Chancellor agrees to maintain the agreed upon milestone time lines and no additional compensation will be owed, due to time overruns that are the sole responsibility of Chancellor. In the event MediaX or Apple requests any adjustments or changes to the Apple Project, including but not limited to the time lines and/or milestones, then Chancellor shall be compensated for such additional work based on the same fee structure as provided in this subparagraph 2(d) and in the Consulting Agreement between Chancellor and MediaX on the Apple Project. MediaX remains the sole contractual partner with Apple and retains sole ownership of the Apple Project, and Chancellor agrees to implement MediaX's instructions with respect to the Apple Project to the best of his abilities and knowledge, provided MediaX, in a timely manner, supplies Chancellor with written copies of such instructions. Chancellor will receive a credit on the Apple Project to be mutually agreed upon, such credit being, for example: "Produced and Directed by Gaben Chancellor." Chancellor's credit shall appear prominently in the packaging and advertising, if any, for the product that is the Apple Project, and in the screen displays for the content of the Apple Project.

          (e) Chancellor also will receive as compensation one (1) SGI work station and one (1) Apple Macintosh computer to be selected by MediaX ("Equipment"). Chancellor acknowledges that this Equipment has been delivered to Chancellor and that it will be used by Chancellor in providing his services for the Apple Project. Immediate transfer of property rights in the Equipment to Chancellor depends on the original lease conditions or third party limitations on ownership transfer of the Equipment. MediaX will make every effort to transfer ownership of this Equipment to Chancellor. Should transfer of ownership not be possible, MediaX will loan this Equipment to Chancellor indefinitely, with no right of, or obligation for, reversion.

          (f) Chancellor will also receive a one-time cash compensation of Thirty-Two Thousand Five Hundred Dollars ($32,500.00) in consideration of his contributions to MediaX, this amount to be paid Twenty Thousand Dollars ($20,000.00) on signing this Agreement and the balance at any time in one (l) lump sum or in equal monthly installments, but in any event in full by no later than June 30, 1997.

          (g) MediaX, on a timely basis, agrees to pay in full the American Express charges incurred on the American Express account of Chancellor on behalf of MediaX, as more specifically detailed in Exhibit "A" to this Agreement (but not any private charges of Chancellor, if any, with Chancellor hereby representing that none of the outstanding charges on the American Express account were for any private expenses of Chancellor), or to promptly transfer same to the account of MediaX, and to pay the legal and accounting fees and expenses incurred by Chancellor and Matthew MacLaurin in connection with the Merger Agreement, and to hold Chancellor harmless from the referenced charges and fees.

          (h) Neither Chancellor nor any company or organization in which Chancellor has a direct or indirect financial interest will directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation, or control of or be connected in any manner with, any business conducted under any corporate or trade name now utilized by MediaX or any name confusingly similar to MediaX, Media Corporation, MediaX Studio, or ZeitGeist.

          (i) Each party to this Agreement shall hold in confidence all knowledge and information of a confidential nature with respect to the business of the other party and any affiliate ("Information"), and will not disclose, publish, or make use of the same without the prior written consent of the other party.

          (j) Each party shall hold in confidence indefinitely any and all technology, trade secrets, and know-how ("Information") of the other party or any affiliate, identified to the other and marked as confidential, and shall not disclose, publish, or make use of the Information, including the terms of this Agreement, without the prior written consent of the other party. A specific listing of the Information proprietary to each of Chancellor and MediaX, respectively, is recited in Exhibits "B" and "C" to this Agreement. The provisions of subparagraphs 2(i) and 2(j) shall not apply in the following events:

               (i) The Information is or subsequently becomes available to the public other than through breach of this Agreement;

               (ii) The Information was properly in the party's possession prior to obtaining it from the other party;

               (iii) The Information otherwise lawfully becomes available to the party without restriction from a third party who did not acquire it directly or indirectly from the other party;

               (iv) The Information is independently developed by the party; or

               (v)  The Information is required by law to be disclosed.

          (k) After the sale to Assisi (Nancy Poertner) of a portion of Chancellor's shares of stock in MediaX and after the termination of his officer status in MediaX, Chancellor may not, for the purpose of rendering the services of Chancellor, solicit or seek to solicit on his behalf or on behalf of any other person, firm, or corporation, any project proposed by MediaX to any customer of MediaX, and not rejected by such customer, during the period of Chancellor's employment with MediaX and Chancellor's consulting arrangements with MediaX under the Consulting Agreement, which customer is still a current customer of MediaX.

          (1) If a judicial determination is made that any of the provisions in this Agreement constitutes an unreasonable or otherwise unenforceable restriction against Chancellor, the provision of this Section shall be rendered void only to the extent such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, MediaX and Chancellor hereby agree that any judicial authority construing this Agreement shall be empowered to sever or modify any portion of the territory, any prohibited business activity, or any time period from the coverage of this Agreement, and to apply the provisions of this Agreement to the remaining portion of the territory, the remaining business activities, or the remaining time period not so severed or modified by such judicial authority.

          (m) Chancellor hereby agrees to indemnify and defend MediaX and its affiliates and to hold MediaX and its affiliates wholly harmless from and against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys' fees) incurred by MediaX or its affiliates and arising out of or due to any breach of any covenant or agreement of Chancellor contained in this Section 2.

          (n) MediaX hereby agrees to indemnify and defend Chancellor and its affiliates and to hold Chancellor and its affiliates wholly harmless from and against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys' fees) incurred by Chancellor or its affiliates and arising out of or due to any breach of any covenant of this Agreement by MediaX.

     3.   MUTUAL RELEASE.

          (a) Chancellor, for himself and his heirs, successors, and assigns, absolutely and forever unconditionally releases and discharges MediaX, and its predecessors and successors, and all of its employees, officers, directors, shareholders, attorneys, and other representatives of and from any claim, debt, suit, action, or cause of action which he ever had, now has, or may hereafter acquire, whether known or not suspected to exist, and arising from or connected in any way to all issues between Chancellor and MediaX, whether oral or written, and any other act, omission, cause, or thing whatsoever having occurred prior to the execution of this Agreement (collectively the "Released Matters"), provided, however, that this release shall not apply to the respective rights and obligations of the parties under this Agreement and the Consulting Agreement.

          (b) MediaX, for itself and for its successors and assigns, absolutely and forever unconditionally releases and discharges Chancellor, and his attorneys and other representatives, employees, officers, directors, and shareholders of and from any claim, debt, suit, action, or cause of action which it ever had, now has, or may hereafter acquire, whether known or not suspected to exist, and arising from or connected in any way to all issues between Chancellor and MediaX, whether oral or written, and any other act, omission, cause, or thing whatsoever having occurred prior to the execution of this Agreement, i.e. the Released Matters, provided, however, that this release shall not apply to the respective rights and obligations of the parties under this Agreement and the Consulting Agreement.

          (c) It is the intention of the parties in executing this Agreement and receiving the consideration called for by this Agreement that this Agreement shall be effective as a full and final mutual release with respect to all of the Released Matters. Each of the parties acknowledges that it/he is familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

     "A general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor."

Each of the settling parties waives and relinquishes any rights or benefits which it/he has or may have under Section 1542 of the Civil Code of the State of California, any other similar law, federal or state, to the full extent that each may lawfully waive all such rights and benefits pertaining to the Released Matters.

          (d) The provisions of this Agreement and the releases contained herein shall extend to, and inure to the benefit of, and be binding on, in addition to the named parties, their respective present or future affiliates, servants, agents, employees, partners, principals, officers, attorneys, indemnitors, heirs, and legal successors and assigns of each of the parties hereto.

          (e) Each party warrants and represents to the others that it/he is the sole and lawful owner of all right, title, and interest in and to all of the Released Matters released herein by such party, and that it/he has not heretofore voluntarily, by operation of law or otherwise, assigned, encumbered, or transferred or purported to assign, encumber, or transfer to any person any interest or right of action as against any other party. Without limitation of the foregoing, each party further represents and warrants to the other that it/he has full right, power, and authority to enter into this Agreement and to perform all of its obligations hereunder. The parties' respective representations, warranties, covenants, and affirmations set forth in this subparagraph 3(e) are expressly intended to survive and remain unaffected by the granting of the general releases set forth in this Agreement.

          (f) No party shall make any press or other public announcement of or concerning this Agreement or the Released Matters, which gave rise to this Agreement. Without limiting the generality of the foregoing, no party shall reveal to any third party, other than an attorney, accountant, or other financial advisor to a party to this Agreement, any of the terms or conditions of this Agreement, except that a party may disclose such information as shall be required in a proceeding to enforce this Agreement, or as otherwise compelled by a court or tribunal with competent jurisdiction, or as required by the rules of the Securities and Exchange Commission.

          (g) Each party acknowledges to the other that it/he has been represented by independent legal counsel or a representative of such party's own choice throughout the negotiations which preceded the execution of this Agreement, and that such party has executed this Agreement with the consent and on the advice of such independent legal counsel or representative. Each party further acknowledges that such party and such party's counsel of representative has had an adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein. In making this Agreement, it is understood and agreed that the parties have not been influenced to any extent whatsoever by any alleged representations or statements of any other party hereto or by the persons representing them which are not expressly set forth as warranties and representations in this Agreement.

     4.   GENERAL.

          (a) All notices, requests, demands, or directions relating to this Agreement shall be in writing and delivered via courier addressed to the appropriate party at the address of such party set out on the signature page of this Agreement, or to such other addresses as may be specified by one (1) party to the other by notice in writing. Any notice, request, demand, direction, authorization, or other communication given shall be deemed to have been received by the party to whom it was given on the third business day following the sending thereof by courier.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          (c) Any controversy or claim arising out of or relating to this Agreement or the alleged breach hereof shall be resolved by arbitration in accordance with the rules and regulations of the Judicial Arbitration and Mediation Services, and judgment upon the award rendered by the arbitrators in any such arbitration, including, without limitation, specific performance of this Agreement, may be entered in any federal or state court having jurisdiction thereof. The prevailing party in any such arbitration shall be entitled to recover from the nonprevailing party, in addition to all other relief, all reasonable costs and expenses actually incurred by such party in connection with such arbitration.

          (d) If any one (1) or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality, and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction, and the validity, legality, and enforceability of the remainLng provisions contained herein shall not in any way be affected or impaired thereby.

          (e) The parties hereto shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement.

          (f) This Agreement constitutes the entire initial agreement between the parties hereto concerning the disengagement of Chancellor from MediaX and supersedes all prior agreements, whether written or oral, made between the parties hereto, and there do not exist any representations, warranties, terms, or conditions, expressed or implied, statutory or otherwise, and no agreements collateral hereto, other than as expressly set forth or referred to in this Agreement. A more formal Agreement, especially in regards to the actual reversion of the shares released by Chancellor to Assisi (Nancy Poertner) will need to be drawn and executed. The parties agree that neither party can unreasonably withhold the approval to such an agreement.

          (g) This Agreement and each of the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns; provided, however, that neither party shall be entitled to assign or delegate any of its/his rights or obligations hereunder without the prior written consent of the other.

          (h) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (i) Time is of the essence with this Agreement. Each party will assume its own legal cost incurred in connection with this Agreement.

     IN WITNESS WHEREOF, the parties have hereunto duly executed this Agreement as of the day and year first above written.

GABEN CHANCELLOR
117 Colorado Street
Santa Cruz, CA 95060

/s/ Gaben Chancellor
Gaben Chancellor

MEDIAX CORPORATION
3960 Ince Boulevard
Culver City, CA 90232

By: /s/ Nancy Poertner                   By: /s/ Rainer Poertner
    Nancy Poertner                          Rainer Poertner

Title:  President                        Title:  Chairman

Date:  2/26/97                           Date:  2/26/97


By: /s/ Matthew MacLaurin
    Matthew MacLaurin

Title:  Director

Date:  2/25/97

                                EXHIBIT A

                          DISENGAGEMENT AGREEMENT

              Gaben Chancellor's American Express Account Bills
                Incurred by Gaben Chancellor for MediaX

                               See Attached

                  Attached are copies of American Express
                  reports and backup dated September 14,
                        1996 and October 15, 1996.

                                EXHIBIT B

                          DISENGAGEMENT AGREEMENT

                 Gaben Chancellor's Proprietary Information

 1.  The Buzz.

     (a)  Role: concept and writing.
     (b)  Percentage of involvement: fifteen percent (15%).
     (c)  Other owners:

          (i)  Doug Rhodes: sixty percent (60%).
          (ii)  Tom Calderon: twenty-five percent (25%).

 2.  WildFire.

     (a)  Role: concept and writing.
     (b)  Percentage of involvement: fifty percent(50%).
     (c)  Other owners: Chris Culp: fifly percent (50%).

 3.  Adventure Valley.

     (a)  Role: concept and writing.
     (b)  Percentage of involvement: twenty-five percent (25%).
     (c)  Other owners:

          (i)  Bill Davidson: forty-five percent (45%).
          (ii)  Chris Ramey: fifteen percent (15%).
          (iii)  David Minassian: fifteen percent (15%).

4.   Dramatis.

     (a)  Role: concept and writing.
     (b)  Percentage of involvement: one hundred percent (100%).
     (c)  Other owners: none.

5.   Pythagrean and the Polygoblin:.

     (a)  Role: concept and writing.
     (b)  Percentage of involvement: one hundred percent (100%).
     (c)  Other owners: none.

6.   Tower of Babel.

     (a)  Role: concept and writing.
     (b)  Percentage of involvement: one hundred percent (100%).
     (c)  Other owners: none.

7.   Conflict.

     (a)  Role: concept and writing.
     (b)  Percentage of involvement: fifty percent (50%).
     (c)  Other owners: Chris Rarney: fifty percent (50%).